                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 2, 1998

                              SAFELITE GLASS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       333-21949                                       13-3386709
(COMMISSION FILE NUMBER)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                    1105 SCHROCK ROAD, COLUMBUS, OHIO 43229
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)    (ZIP CODE)

                                 (614) 842-3000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE

         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

EXTENSION OF EXCHANGE OFFER.

     As of the date hereof, the Company has $100 million in principal amount of 9 7/8% Senior Subordinated Notes Due 2006 outstanding which were issued in December 1996 (the "Initial Notes"). On October 29, 1998, the Company commenced an offer to exchange $1,000 in principal amount of 9 7/8% Series B Senior Subordinated Notes Due 2006 (the "Exchange Notes") for each $1,000 in principal amount of Initial Notes outstanding (the "Exchange Offer"). The initial expiration date for the Exchange Offer (the "Expiration Date"), as set forth in the Prospectus, dated October 29, 1998, was 5:00 P.M., New York City time, on November 30, 1998. On November 30, 1998, the Company extended the Expiration Date until 5:00 P.M., New York City time, on December 14, 1998. The press release issued by the Company to announce the extension of the Expiration Date is attached as an exhibit to this Form 8-K.

BANK AMENDMENT PROPOSAL.

     As reported in the Company's Report on Form 10-Q for the quarter ended October 3, 1998, the Company has initiated discussions with the lenders providing senior credit facilities under a Credit Agreement, dated December 20, 1996, as amended (the "Bank Credit Agreement"), seeking modifications of certain covenants in the Bank Credit Agreement which would enhance the Company's likelihood of continued compliance thereunder. After further discussions, the Company is seeking an amendment to the Bank Credit Agreement described below, which amendment would be subject to several conditions, including (i) approval from the requisite lenders under the Bank Credit Agreement and (ii) completion of an offering by the Company (the "Offering") of not less than $100 million face amount of Senior Subordinated Notes of the Company (the "New Notes") ranking pari passu with the Initial Notes and the Exchange Notes and the application of a portion of the proceeds thereof to repay indebtedness outstanding under the Bank Credit Agreement.

     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Bank Credit Agreement. The Chase Manhattan Bank ("Chase") has provided the Company with senior secured credit facilities (referred to herein as the Senior Credit Facilities) in an aggregate principal amount, prior to the application of the proceeds of the Offering, of $450 million. After the application of the gross proceeds of the Offering (assumed herein to be $100 million), and after giving effect to the amendment to the Senior Credit Facilities proposed by the Company, the terms of the Bank Credit Agreement would be as follows:

     Structure. The Senior Credit Facilities would consist of (a) a term loan facility in an aggregate principal amount of approximately $276.2 million (the "Term Loan Facility"), consisting of three tranches in principal amounts of approximately $118.4 million (the "Tranche A Term Loan"), approximately $78.9 million (the "Tranche B Term Loan"), and approximately $78.9 million (the "Tranche C Term Loan"), respectively, and (b) a revolving credit facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company in an aggregate principal amount (including the aggregate stated amount of letters of credit (other than those issued under the Letter of Credit Facility described below) and the aggregate reimbursement and other obligations in respect thereof) at any time not to exceed $100 million (the "Revolving Credit Facility"). In addition to other letters of credit that may be issued under the Revolving Credit Facility, the amendment would permit the Company to issue up to $11.2 million of letters of credit under a facility to be provided by Chase. As a result of the proposed amendment to the Bank Credit Agreement and the Offering, the Company's availability under the Revolving Credit Facility would increase by approximately $21.2 million.

     Repayment. The Tranche A Term Loan and the Revolving Credit Facility would mature on the sixth anniversary of the initial borrowing under the Bank Credit Agreement (such initial borrowing date referred to hereinafter as the "Closing"). The Tranche B Term Loan would mature on the seventh anniversary of the Closing. The Tranche C Term Loan would mature on the eighth anniversary of the Closing. The Term Loan Facility would be subject to the following amortization schedule:

                                                                   REPAYMENT AMOUNTS
                                                        ---------------------------------------
                                                         TRANCHE A     TRANCHE B     TRANCHE C
                         DATE                            TERM LOAN     TERM LOAN     TERM LOAN
                         ----                           -----------   -----------   -----------
Last business day in September and December 1999......  $         0   $   197,286   $   197,286
Last business day in March, June, September and
  December 2000.......................................            0       197,286       197,286
Last business day in March 2001.......................    5,871,429       197,286       197,286
Last business day in June, September and December
  2001................................................    7,500,000       197,286       197,286
Last business day in March, June, September and
  December 2002.......................................   10,000,000       197,286       197,286
Last business day in March, June, and September 2003..   12,500,000     9,519,036       197,286
December 17, 2003.....................................   12,500,000            --            --
Last business day in December 2003....................           --     9,519,036       197,286
Last business day in March, June and September 2004...           --     9,519,036     9,420,393
December 17, 2004.....................................           --     9,519,036            --
Last business day in December 2004....................           --            --     9,420,393
Last business day in March, June and September 2005...                         --     9,420,393
December 17, 2005.....................................           --            --     9,420,393


     Interest. At the Company's election, the interest rates per annum applicable to the loans under the Bank Credit Agreement are fluctuating rates of interest measured by reference to either (a) an adjusted London inter-bank offered rate ("LIBOR") plus a borrowing margin or (b) an alternate base rate ("ABR") (equal to the higher of Chase's published prime rate and the Federal Funds effective rate plus 1/2 of 1% per annum) plus a borrowing margin. Under the Company's proposed amendment, the borrowing margins applicable to the Tranche A Term Loan and loans under the Revolving Credit Facility would be 1.75% per annum for ABR loans and 2.75% per annum for LIBOR loans; the borrowing margins applicable to the Tranche B Term Loan would be 2.00% per annum for ABR loans and 3.00% per annum for LIBOR loans; and the borrowing margins applicable to the Tranche C Term Loan would be 2.25% per annum for ABR loans and 3.25% per annum for LIBOR loans. All of the forgoing margins would be subject to reduction based upon the achievement by the Company of certain financial performance thresholds. Amounts under the Bank Credit Agreement not paid when due would bear interest at a default rate equal to 2.00% per annum above the rate otherwise applicable.

     Covenants. The Bank Credit Agreement contains a number of covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, make investments, loans or advances, make acquisitions, create subsidiaries, engage in mergers or consolidations, change the business conducted by the Company, make capital expenditures, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Bank Credit Agreement, the Company is required to comply with specified financial ratios and minimum tests, including minimum interest coverage ratios and maximum leverage ratios. The Bank Credit Agreement, as amended in accordance with the Company's proposal, would require the Company to maintain a leverage ratio (total debt to EBITDA, each as adjusted) of 9.75 to
1.00 commencing on March 31, 1999 and declining thereafter in predetermined increments, and an interest coverage ratio (EBITDA to interest expense, each as adjusted) of 1.15 to 1.00 commencing on March 31, 1999 and increasing thereafter in predetermined increments.

     The terms of the Bank Credit Agreement would otherwise be on terms consistent with the Bank Credit Agreement as amended to date.

     Upon consummation of the Offering, the Company would enter into a letter of credit facility with Chase (the "Letter of Credit Facility") pursuant to which Chase will issue letters of credit on behalf of the Company with an aggregate face amount of up to $11.2 million. Upon consummation of the Offering, the letters of credit currently issued pursuant to the Bank Credit Agreement, expected to be $11.2 million in aggregate face amount, will be converted to the Letter of Credit Facility and no longer be considered outstanding under the Bank Credit Agreement. The Company will use $11.2 million of the proceeds of the Offering to establish a cash collateral account under the Letter of Credit Facility, replacing the Company's reimbursement obligation with respect thereto. The Letter of Credit Facility will be on customary terms for a cash collateralized letter of credit facility.

     There can be no assurance that the Company will be successful in modifying the Bank Credit Agreement on these terms.

VISTAR MERGER AND CURRENT OPERATING PERFORMANCE.

     On December 19, 1997, the Company acquired Vistar, Inc. ("Vistar") the second largest automotive glass replacement and repair company in the United States. In conjunction with such acquisition (the "Vistar Merger"), the Company has undertaken a process to consolidate redundant overhead in both field and corporate operations, eliminate redundant service center locations and eliminate redundant sales and marketing activities. Most redundant corporate overhead, sales and marketing activities were consolidated prior to May 1, 1998 in accordance with management's original integration plan.

     As of October 3, 1998, substantially all actions required to achieve merger related cost savings have been completed. These actions include the closing of 171 service center locations, the conversion of all remaining Vistar service center locations to the Safelite point of sale system, the closing of the former Vistar corporate headquarters, the conversion of Vistar call center and billing systems to Safelite systems, and the elimination of redundant field management, sales and marketing activities. Initial management estimates for annual net cost savings related to the Vistar Merger were $30 million to $35 million. Of these net cost savings, approximately $5 million are reflected in the Company's results of operations for the six months ended October 3, 1998 and approximately 30% to 40% are expected to be reflected in the Company's results of operations in the fiscal year ended April 3, 1999. The entire net cost savings are expected to be realized in the Company's fiscal year ended April 1, 2000. There can be no assurance that such cost savings will be achieved or that other factors will not negate the realization of such savings.


     At the time of the Vistar Merger, management estimated that merger-related closing and consolidation costs would range from $37 million to $42 million. In addition, management estimated that the Company would incur between $5 million and $10 million in one-time expenses associated with the integration of corporate systems, temporary services fees, training, moving and other costs related to the Vistar Merger. As of October 3, 1998, the Company has recorded $38.0 million in Vistar Merger related closing and consolidation costs and $6.7 million in one-time merger integration costs. Management's current estimate for total merger-related closing and consolidation costs is $38 million to $40 million. Management expects to incur no further one-time merger integration costs.

     The consolidation and elimination of redundant service centers and related field operations activities, however, took longer, and was more disruptive to the Company's business, than was originally anticipated. This disruption and delay, combined with lower overall automotive glass replacement industry unit volumes, has had an adverse impact on the Company's sales and results of operations.

     The key items which have impacted the Company's performance are described below:

          (i) a higher proportion of sales have been serviced through the Company's network of independent automotive glass installation providers than had been achieved by Safelite prior to the Vistar Merger. The gross profit margin on network sales is substantially lower than on Safelite-owned service center sales.

          (ii) the focus of the field sales force on merger integration activities has adversely impacted unit sales. This has resulted in reduced sales to local commercial accounts such as car dealerships, body shops and local car rental companies compared to pre-merger combined results for Safelite and Vistar. Sales to insurance customers where the Company does not have a Total Customer Solution or Master Provider program relationship have also been negatively affected.

          (iii) field operations management likewise has been focused on integrating the two companies, which had different operating cultures and strategies. This has resulted in both lower sales to individual consumers than the combined companies had experienced prior to the merger and lower productivity levels than had been previously achieved by Safelite.

          (iv) the overall automotive glass replacement industry has experienced a decline in unit volumes during the current fiscal year-to-date period. Overall installation and related services unit volumes of the Company for the six months ended October 3, 1998 are down 7% from the combined pre-merger unit sales volumes of Safelite and Vistar in the comparable prior year period.

     Management is devoting substantial time and attention in an effort to address these issues and to improve the Company's sales growth and operating efficiencies to expected levels. Specific actions undertaken or to be taken include continued training of former Vistar field operations and call center associates on Safelite systems and market-based operating strategies, refocusing the Company's field sales force on sales growth, and aligning service center and warehouse headcount with current unit volumes. In addition, management has recently completed certain changes related to key leadership positions in field operations, field sales and call center management at the former Vistar call center. All such positions are now held solely by experienced Safelite associates.

     While management believes that these actions will improve sales and operating performance, there can be no assurances regarding the timing within which such actions may have impact or that such efforts will be ultimately successful. In addition, given the Company's current operating performance and the traditionally lower performance due to seasonality in the fourth and first calendar quarters of each year, operating profits for the second half of the Company's current fiscal year are expected to be substantially less than the results achieved in the six months ended October 3, 1998. For the six months ended April 4, 1998, the Company (which included Vistar from December 19, 1997) achieved adjusted EBITDA of approximately $26 million. The Company's results of operations for the six months ended April 3, 1999 may vary compared to the level of adjusted EBITDA recorded in the comparable period of the prior year due to disruptions in the Company's business caused by the difficulties in integrating Vistar's operations and the overall decline in unit volumes currently being experienced by the automotive glass replacement industry.

FORWARD LOOKING STATEMENTS.

       This report contains forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business and successfully realizing expected net synergies from the Vistar Merger. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect the Company's results.

Statements contained in this report that are prefaced with the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "designed" and similar expressions, are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. These statements are based on the Company's current expectations and estimates as to prospective events and circumstances about which the Company can give no firm assurance. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. As it is not possible to predict every new factor that may emerge, forward-looking statements should not be relied upon as a prediction of actual future financial condition or results. These forward-looking statements, like any forward-looking statements, involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include product demand, regulatory uncertainties, the effect of economic conditions, the impact of competitive products and pricing, changes in customers' ordering patterns and costs and expenses associated with any Year 2000 issues associated with the Company, including updating software and hardware and potential system interruptions. The foregoing list should not be construed as exhaustive.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Press release of the Company dated November 30, 1998

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SAFELITE GLASS CORP.


Dated: December 2, 1998                 By: /s/ Douglas A. Herron
                                            ------------------------------
                                            Name: Douglas A. Herron
                                            Title: Chief Financial Officer